UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

ULTRAGENYX PHARMACEUTICAL INC.

(Exact name of registrant as specified in charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 483-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On December 14, 2017, Ultragenyx Pharmaceutical Inc. (the “Company”) and Ultragenyx International UX003 Ltd., a wholly-owned subsidiary of the Company (together with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Agreement”) with Novartis Pharma AG pursuant to which the Sellers agreed to sell their Rare Pediatric Disease Priority Review Voucher (“PRV”). The PRV was awarded to the Company by the U.S. Food and Drug Administration in connection with the approval of Mepsevii™ (vestronidase alfa-vjbk). In consideration for the PRV, Novartis will pay the Sellers $130,000,000 upon closing of the PRV purchase. Closing of the PRV purchase is subject to customary conditions, including the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Agreement contains customary representations, warranties and covenants.

The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and incorporated herein by reference.

On December 18, 2017, the Company also issued a press release announcing its entry into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

99.1Press Release, dated December 18, 2017

*	**

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 18, 2017

Ultragenyx Pharmaceutical Inc.

By:       /s/ Shalini Sharp
Name:  Shalini Sharp
Title:    Executive Vice President, Chief Financial

             Officer